Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Report on Form 20-F of Holdco Nuvo Group D.G. Ltd. of our report dated May 7, 2024 related to the financial statements of Nuvo Group Ltd., which appears in this Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in this Report.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 7, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited